Exhibit 99.1

News Release

Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH® ANNOUNCES SENIOR LEADERSHIP ADDITIONS TO

EXECUTIVE MANAGEMENT TEAM

New CTO And Head of Client Services Added to Support Continued Client Growth

Atlanta, Georgia – January 24, 2013 – Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of SaaS-based enterprise content management, business analytics, computer assisted coding (CAC), and clinical documentation improvement (CDI) solutions for healthcare providers, today announced the following changes and additions to the Company’s executive management team:

•	Gary Winzenread, wishing to remain in Cincinnati, will be resigning as Senior Vice President and Chief Operating Officer

•	Richard D. Nelli will be joining the company as Senior Vice President, Chief Technology Officer.

•	Herbert (Herb) P. Larsen will be joining the company as Senior Vice President, Client Services.

Richard Nelli is an accomplished senior executive and widely recognized industry thought leader with twenty-two years of experience in the healthcare information technology (HCIT) space. Most recently, Mr. Nelli has held leadership positions as Vice President, Product Management at OptumInsight and Chief Technology Officer at CareMedic Systems. Richard has a depth of experience in the industry that includes a strong understanding of SaaS-based software, data center operations, security and privacy controls, external audits, and industry accreditations.

In his new position Mr. Nelli will lead the technical solutions development teams. In addition, he will lead technology-related strategy, partnerships, and external relationships. Richard will also help the company anticipate and respond to the continuing major shifts in macro-healthcare market dynamics and regulations.

“I’m excited to be joining the Streamline Health Solutions team and I look forward to my new and challenging role,” said Richard Nelli. “The Company is growing quickly and offers a broad line of solutions that are well positioned to address many of the challenges across today’s healthcare environment. I look forward to helping Streamline Health, and their provider clients, drive value by maximizing existing solutions and identifying new areas of opportunity.”

Herb Larsen has 25 years of experience in healthcare payer and provider technology and operations. Herb’s experience is directly aligned with Streamline Health’s goals and objectives of providing solutions for the many challenges that today’s providers are facing. Most recently, Mr. Larsen served as Principal, Healthcare Industry Strategy for Edifecs, Inc., as well as several other senior management roles in sales, client services, and product marketing.

In his new role at Streamline Health Solutions, Mr. Larsen will lead the client-facing aspects of the Company’s operations including the Implementation and Client Support teams. In addition to ensuring client satisfaction, he will assume a leadership role with our partners and the many clinical systems with which Streamline Health integrates to ensure a united effort in meeting the client’s needs.

“It’s a great time to join Streamline Health and I’m happy to be a part of such a dynamic organization and executive team,” said Herb Larsen. “I look forward to helping accelerate the Company’s growth and profitability by implementing the Streamline Health technology, integrating disparate systems, optimizing business operations, and streamlining processes for our clients, so they can secure a competitive advantage in the marketplace.”

“Since I started with the company, we have been working to build an executive team that will support our aggressive plans for growth and expansion, and I feel that Richard and Herb will be major assets in helping us to accomplish our strategic goals,” said Robert E. Watson, President and Chief Executive Officer of Streamline Health. “Richard’s leadership will be key in guiding and directing the development of our existing and future solutions offerings. In addition, Herb’s experience and insight on both the provider and payer sides of the healthcare spectrum will be extremely valuable as we expand our footprint and increase our relevance in the healthcare market.”

Lastly, Mr. Watson said, “I personally, and on behalf of the Streamline Health Solutions team as a whole, sincerely appreciate Mr. Winzenread for his many contributions to the Company during his tenure. Gary played an integral role in our progress over the last two years; however, with our relocation of senior operating and administrative management to Atlanta we determined that this was the best direction for the Company. Gary built a great team of operations professionals that have been, and will continue to be, integral to the success of Streamline Health. We wish him the best in his future career opportunities.”

“I have truly enjoyed working with all of my colleagues and associates at Streamline Health,” said Gary Winzenread. “The Company is headed in a positive direction, and with the recent relocation of the headquarters and many executive functions to the Atlanta office, I feel that it is a good time for me to move on to the next phase in my career.”

In connection with their hiring, each of Messrs. Nelli and Larsen will receive a grant of stock options for 150,000 shares and 125,000 shares, respectively, of common stock of Streamline Health Solutions, with an option exercise price equal to the closing price on the date of grant of such stock as reported by NASDAQ CM. Each grant, which is intended to meet the “employee inducement” exception to NASDAQ Marketplace Rule 4350 requiring shareholder approval of equity-based incentive plans, will vest in 36 substantially equal monthly installments during the first three years of employment, all subject to the company’s 2005 Incentive Compensation Plan.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for hospitals and physician groups with offices in Atlanta, Cincinnati and New York. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). Across the revenue cycle, these solutions offer healthcare enterprises a flexible, customizable way to communicate between disparate departments and information systems to improve processes, boost productivity, and optimize clinical, administrative and financial performance. For more information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact: Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net

BPC Financial Marketing John Baldissera 800-368-1217